UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 25, 2011

GLOBAL ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

96 Park Street, Montclair, New Jersey		07042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On May 25, 2011, we executed letters of intent with the Town of Castleberry, the Town of For Deposit and the City of White Hall which are located in the State of Alabama.  The letters of intent contemplate the development of locations in each of the three cities for the accumulation of certain organic waste which will be used in the production of our natural fertilizer/soil additive and allow for the expansion of the market where we can sell our soil and water remediation technologies.  In addition, the letters of intent contemplate the creation of a subsidiary company in the State of Alabama, or GEC Alabama, which will be our wholly-owned subsidiary and will enter into profit sharing agreements with each of the three cities. We can provide no assurances that we will be able to enter into definitive agreements with the three cities in Alabama or that proposed relationship with the cities will be successful or be able to generate revenue, if at all.

The terms of the letters of intent are qualified in their entirety by the agreements attached as Exhibits 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letters of Intent with the Town of Castleberry, the Town of For Deposit and the City of White Hall and Global Ecology Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Ecology Corporation

May 31, 2011

By: /s/ Peter Ubaldi

Name: Peter Ubaldi

Title: Chief Executive Officer

Exhibit Index

 Exhibit No.

Description

___________

__________________________________________________________

99.1

Letters of Intent with the Town of Castleberry, the Town of For Deposit and the City of White Hall and Global Ecology Corporation.